SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2003

HASTINGS MANUFACTURING COMPANY
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-3574 (Commission File Number)	38-0633740 (IRS Employer Identification no.)

325 North Hanover Street Hastings, Michigan (Address of principal executive offices)	49058 (Zip Code)

Registrant's telephone number,
including area code:  (269) 945-2491

Item 9.	Regulation FD Disclosure.

          On October 17, 2003, Hastings Manufacturing Company issued the press release reproduced below. This report is furnished and is not considered "filed" with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement under the Securities Act of 1933.

For Immediate Release

CONTACT: Thomas J. Bellgraph, Vice President/CFO
Hastings Manufacturing Co. - (269) 945-2491, or
Brian Edwards, Ryan McGrath (mail@lambert-edwards.com)
Lambert, Edwards & Associates, Inc. - (616) 233-0500

Hastings Manufacturing to Voluntarily Delist, Deregister its Stock

HASTINGS, Mich., October 17, 2003 - Hastings Manufacturing Company (AMEX: HMF) today announced it has submitted the appropriate documents to voluntarily delist its common stock from the American Stock Exchange and to terminate the registration of its common stock under the Securities and Exchange Act of 1934.

The Hastings, Mich.-based supplier of internal engine components said the filings are expected to lead to the discontinuation of trading in its stock on the AMEX, as well as the suspension of periodic reporting requirements under the '34 Act prior to year end. Upon acceptance of its deregistration application, Hastings will discontinue filing corporate reports -- including Forms 10-Q, 10-K, 8-K, annual reports and proxy statements -- with the SEC.

The Company reported that Hastings shares would be immediately eligible for trading through the Pink Sheets (www.pinksheets.com), an electronic quotation service for over-the-counter securities.

"After careful consideration, the Board of Directors has determined that moving to voluntarily delist and deregister our common stock is a prudent course of action for Hastings Manufacturing and all of its constituents -- employees, customers, suppliers, and shareholders," said Mark Johnson, chairman and chief executive officer of Hastings Manufacturing. "The board examined many factors in making this decision, including the nature of our shareholder base, recent trading history of our stock and, in particular, the rapidly rising costs associated with SEC reporting and compliance. The elimination of these expenses should have a positive impact on our bottom line and will allow us to focus our resources on growth initiatives.

"Our chief priority is to build Hastings Manufacturing into a leading supplier of internal engine components, including our own Hastings® branded items; however, the board will continue to explore options to ensure continued trading, liquidity and the creation of value for shareholders," Johnson said.

Hastings Manufacturing Co. serves the automotive parts market with a complete line of internal engine products including piston rings sold under the HASTINGS® brand name; pistons sold under the Zollner® brand; and gaskets, import pistons, engine bearings and a variety of other engine components sold under the ACL® brand. Hastings also markets engine additives sold under the CASITE™ brand through The Casite Company, a joint venture that markets both directly and through independent representatives. Canadian distribution of all products is handled through a wholly owned subsidiary, Hastings, Inc. located in Barrie, Ontario. During 1999, Hastings began to distribute and administer products for other U.S.-based suppliers in the Canadian market. These products complement the current piston ring offerings as to both distribution channels and customer base.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2003	HASTINGS MANUFACTURING COMPANY

	By	/s/ Thomas J. Bellgraph
Thomas J. Bellgraph Vice-President, Finance